Exhibit 10.2

HAO FENG GROUP LTD.

(Incorporated in the Cayman Islands)

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of [●] 2026 between Hao Feng Group Ltd., an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), and [Full legal name] (the “Indemnitee”).

Background

A. The Indemnitee is, or has agreed to become, a director and/or officer of the Company.

B. The Company’s memorandum and articles of association (the “Articles”) permit indemnification of directors and officers to the fullest extent permitted by the laws of the Cayman Islands, except in the case of dishonesty, wilful default or fraud.

C. The Company wishes to provide the Indemnitee with contractual indemnification and advancement of expenses in addition to the protection under the Articles and any directors’ and officers’ liability insurance, in connection with the Company’s proposed listing on the New York Stock Exchange (NYSE).

D. This document is the form of indemnification agreement referred to as Exhibit 10.2 to the Company’s registration statement on Form F-1.

1. Definitions

“Change in Control” means (a) the acquisition by any person of beneficial ownership of more than 50% of the combined voting power of the Company’s then outstanding voting securities (other than the present Controlling Shareholder and his affiliates), or (b) a merger, consolidation or scheme in which the Company’s shareholders immediately before the transaction do not continue to hold at least 50% of the voting power of the surviving entity.

“Expenses” means all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, travel, and other disbursements reasonably incurred in connection with a Proceeding, including costs of appeal and of seeking enforcement of this Agreement.

“Independent Counsel” means a law firm or lawyer experienced in matters of Cayman Islands and U.S. securities law who is not and has not for the preceding three years been retained by the Company or the Indemnitee in any material matter (other than as Independent Counsel under this or a similar agreement).

“Liabilities” means any and all costs, losses, claims, damages, judgments, fines, penalties, amounts paid in settlement and Expenses.

“Proceeding” means any threatened, pending or completed action, suit, arbitration, mediation, alternative dispute resolution, inquiry, hearing, investigation or other proceeding, whether civil, criminal, administrative, regulatory or investigative, including any appeal, and including any proceeding by or in the right of the Company.

2. Indemnification

2.1 The Company shall indemnify and hold harmless the Indemnitee, to the fullest extent permitted by the laws of the Cayman Islands and the Articles, from and against any and all Liabilities incurred by reason of the fact that the Indemnitee is or was a director, officer, employee or agent of the Company or is or was serving at the Company’s request as a director, officer, employee, trustee or agent of another enterprise.

2.2 The Company shall not indemnify the Indemnitee for any Liability to the extent it arises from the Indemnitee’s dishonesty, wilful default or fraud, or to the extent indemnification is prohibited by applicable law (including, in respect of liabilities under the U.S. Securities Act of 1933, as amended (the “Securities Act”), to the extent such indemnification is held by a court of competent jurisdiction to be against public policy as expressed in the Securities Act and therefore unenforceable).

2.3 If the Indemnitee is entitled under this Agreement to indemnification for some but not all of the claims in a Proceeding, or for some but not all of the Liabilities, the Company shall indemnify the Indemnitee for the portion to which the Indemnitee is entitled.

2.4 The indemnification provided by this Agreement is not exclusive of any rights under the Articles, any insurance policy, or any other agreement. In the event of a conflict, the Indemnitee may elect the more favourable provision, except where Cayman Islands law requires otherwise.

3. Advancement of Expenses

3.1 The Company shall advance Expenses reasonably incurred by the Indemnitee in defending any Proceeding in advance of final disposition, within 20 days after receipt of a written request accompanied by reasonable supporting documentation.

3.2 The Indemnitee undertakes to repay advanced Expenses if it is ultimately determined that the Indemnitee is not entitled to indemnification under this Agreement or applicable law. No other form of security or undertaking shall be required.

3.3 Advances shall be unsecured and interest-free. Advancement shall not be delayed pending a determination of entitlement to indemnification, except as required by law.

4. Procedure for Claims

4.1 The Indemnitee shall notify the Company in writing of any Proceeding for which indemnification or advancement is sought as soon as reasonably practicable. Failure to give timely notice shall not relieve the Company of its obligations except to the extent the Company is materially prejudiced.

4.2 The Company shall be entitled to participate in, and, to the extent it wishes and does not present a conflict, to assume the defence of, any Proceeding with counsel reasonably satisfactory to the Indemnitee. The Indemnitee shall have the right to employ his or her own counsel at the Company’s expense if (a) the Company has not assumed the defence, (b) counsel to the Company or the Indemnitee reasonably concludes that a conflict exists, or (c) the Company authorises the Indemnitee’s counsel in writing.

4.3 The Company shall not settle any Proceeding in a manner that imposes any unindemnified liability, admission of wrongdoing or injunctive relief on the Indemnitee without the Indemnitee’s prior written consent, not to be unreasonably withheld.

4.4 The Indemnitee shall not settle any Proceeding for which indemnification is sought without the Company’s prior written consent, not to be unreasonably withheld, if the settlement would impose any obligation on the Company.

5. Determination of Entitlement

5.1 To the extent a determination of entitlement is required by law, it shall be made, at the Indemnitee’s election, by: (a) a majority vote of independent directors not party to the Proceeding, even if less than a quorum; (b) Independent Counsel in a written opinion; or (c) the shareholders of the Company.

5.2 Following a Change in Control, any required determination shall be made by Independent Counsel selected by the Indemnitee and approved by the Company (such approval not to be unreasonably withheld).

5.3 The Indemnitee shall be presumed to be entitled to indemnification. The Company shall have the burden of proving that the Indemnitee is not entitled.

6. Insurance

6.1 The Company shall use commercially reasonable efforts to maintain directors’ and officers’ liability insurance covering the Indemnitee on terms no less favourable than those applicable to other directors and officers of the Company, for so long as the Indemnitee may be subject to any possible Proceeding by reason of the fact that the Indemnitee served in an indemnified capacity.

6.2 Upon request, the Company shall provide the Indemnitee with a copy of the relevant policy (subject to insurer confidentiality).

7. Contribution

7.1 If the indemnification provided in Clause 2 is unavailable for any reason other than the exclusions in Clause 2.2, then in respect of any Proceeding in which the Company is jointly liable with the Indemnitee, or would be if joined, the Company shall contribute to the Liabilities in such proportion as is fair and reasonable, having regard to the relative benefits received and the relative fault of the Company and the Indemnitee, and any other relevant equitable considerations.

8. Securities Act Acknowledgement

8.1 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to this Agreement, the Articles or otherwise, the Company has been advised that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for such indemnification (other than payment of expenses incurred in the successful defence of any action) is asserted, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy and will be governed by the final adjudication of that issue.

9. Duration; Successors

9.1 This Agreement shall continue until the later of (a) ten years after the Indemnitee ceases to serve in an indemnified capacity and (b) final termination of any Proceeding commenced during that period (including any appeal).

9.2 This Agreement is binding on and inures to the benefit of the Parties and their successors, assigns, heirs and personal representatives. The Company shall require any successor to all or substantially all of its business or assets to assume this Agreement.

10. Miscellaneous

10.1 Notices shall be in writing and delivered by hand, courier or email to the Company’s registered office and to the Indemnitee at the address set out below (or any updated address).

10.2 Amendments must be in writing and signed by both Parties. A waiver must be in writing.

10.3 If any provision is invalid, the remaining provisions continue in force. The Parties shall reform any invalid provision to the minimum extent needed to make it enforceable.

10.4 This Agreement may be signed in counterparts, including electronic counterparts.

10.5 This Agreement is governed by the laws of the Cayman Islands. The courts of the Cayman Islands shall have non-exclusive jurisdiction.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first written above.

COMPANY

HAO FENG GROUP LTD.

Name: Chu Chun Man

Title: Sole Director / Chief Executive Officer

INDEMNITEE

Name: [●]

Capacity: [Director / Officer / Independent Director Appointee]

Address for notices: [●]

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